U.S. Home & Garden Announces Adjournment of Special Stockholders Meeting Thursday June 26, 3:53 pm ET

SAN FRANCISCO--(BUSINESS WIRE)--June 26, 2003--U.S. Home & Garden Inc. (OTCBB:USHG - News) today announced that the proposed special meeting of holders of the 9.40% Cumulative Trust Preferred Securities of U.S. Home & Garden Trust I (AMEX:UHG_pa - News), which is scheduled to be held at the Company's office at 9:00 AM local time on June 27, 2003 to consider certain proposed amendments to the instruments governing the rights of the Trust Preferred security holders will be adjourned. Although revenues and net income for the fourth fiscal quarter ended June 30, 2003 improved over the third quarter of fiscal 2003 the Company expects that its revenues for its fourth quarter of fiscal 2003 will be approximately $4-6 million lower than it had previously anticipated. The Company also expects a corresponding reduction in net income for the fourth quarter of fiscal 2003 from its prior expectations. These expected results reflect the impact of unseasonably wet and cold spring weather, particularly in the mid-west and east coast regions of the country where the Company's business has been historically concentrated, which reduced consumer demand for its seasonal lawn and garden products. As a result, the parties to the proposed transaction to sell substantially all of the assets of the material operating subsidiaries of U.S. Home & Garden Inc. to a new entity formed by certain members of current management, are in the process of renegotiating the terms and conditions, including a reduction in the proposed purchase price.

The Company anticipates that the special meeting of holders of the Trust Preferred Securities will be rescheduled for a date to be determined which is currently expected to be in July 2003.

About U.S. Home & Garden Inc.

U.S. Home & Garden Inc. is a leading manufacturer and marketer of a broad range of consumer lawn and garden products including weed preventative landscape fabrics, fertilizer spikes, decorative landscape edging, shade cloth and root feeders which are sold under various recognized brand names including Weed Block(r) , Jobe's(r), Emerald Edge(r), Shade Fabric(TM) Ross(r), and Tensar(r). The Company markets its products through most large national home improvement and mass merchant retailers.

To learn more about U.S. Home & Garden Inc., please visit its web site at http://www.ushg.com/.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this press release that are not historical facts are forward looking statements that involve a number of known and unknown risks, uncertainties and

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other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of the Company to successfully integrate any future businesses or product lines acquired into existing operations, the Company's growth strategy, customer concentration, outstanding indebtedness, dependence on weather conditions, seasonality, expansion, and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, protection of trademarks and other proprietary rights, the general condition of the economy, the general effect of the slowdown of the economy on the Company's operations,, and other risks detailed in the Company's Securities and Exchange Commission filings. The words "anticipate," "expect," and "intend" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Contact:
   Cameron Associates, New York
   Investor Relations:
   Kevin McGrath, 212/245-4577
   kevin@cameronassoc.com

Source: U.S. Home & Garden Inc.


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